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                          Securities and Exchange Commission

                                Washington, D.C.  20549
                                        Form 8-K

                                   Current Report
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)    July 17, 1997



                             SCRIPTEL HOLDING, INC.
                 (Exact name of registrant as specified in its charter)

  Delaware                        0-20938                         31-1069865
(State or other jurisdiction    ( Commission                  ( IRS Employer
  of incorporation)              file number)              Identification No.)


4153 Arlingate Plaza        Columbus, OH         43228
( Address of principal executive offices)

                                (614) 276-8402
                         (Registrant's telephone number,
                               including area code)










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Item 5.  Other Events

On July 17, 1997, the Company received Demands For Payment from Standard Energy Company and Gerald S. Jacobs. These demands cover loans and accrued interest payable to them by the Company totaling approximately $3.4 million. Payment has been demanded at noon on Tuesday, July 22, 1997. The Company does not have the funds to pay the amounts demanded.

Standard Energy Company and Gerald S. Jacobs are secured creditors. Should Standard Energy Company and Mr. Jacobs pursue their legal remedies to enforce their rights as secured creditors, the Company would likely be forced into either a liquidation or a bankruptcy, and in either such event cease all operations.

A copy of the correspondence from Standard Energy Company and a copy of the Demands For Payment are attached to this Form 8-K Current Report.


Item 7.  Financial Statements, Pro Forma Financial Information And Exhibits

(c)  Exhibits:

4(z) Letter from Standard Energy Company Re: Demand for payment of all amounts owed Gerald S. Jacobs and Standard Energy Company.

4(aa)  Demand For Payment by Standard Energy Company.

4(ab)  Demand For Payment by Gerald S. Jacobs (signed as Standard Energy
Company).


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 21, 1997
Scriptel Holding, Inc.
(Registrant)


By:   /s/ Bernard H. Eckstein
          Bernard H. Eckstein
          Chairman and Chief Executive Officer